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                                                                       Exhibit 5



                                November 28, 2001


Genesee & Wyoming Inc.
66 Field Point Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

     We have acted as counsel to Genesee & Wyoming Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of Class A common stock of the Company, par value $.01 per share (the "Common Stock") to be sold by the Company; (ii) shares of Common Stock to be sold by certain selling stockholders (the "Selling Stockholders"); (iii) shares of preferred stock of the Company, par value $.01 per share (the "Preferred Stock"); and (iv) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively the "Debt Securities"). The Common Stock to be sold by the Company, the Preferred Stock and the Debt Securities are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Common Stock to be sold by the Selling

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Genesee & Wyoming Inc.                                        November 28, 2001

Stockholders may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplements and pursuant to Rule 415 under the Act in an amount not to exceed 348,798 shares.

     The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") between the Company and a U.S. banking institution to be selected by the Company prior to the issuance of any Senior Debt Securities, as Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") between the Company and a U.S. banking institution to be selected by the Company prior to the issuance of any Subordinated Debt Securities, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

     We have examined the Registration Statement, a form of the share certificate and the forms of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, authentication, issuance and delivery of the

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Genesee & Wyoming Inc.                                        November 28, 2001

Debt Securities, each of the Indentures will be the valid and legally binding obligation of the Trustee thereunder. We have assumed further that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will have been duly authorized, executed and delivered by the Company.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. With respect to the Common Stock to be issued by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

          2. With respect to the Common Stock to be sold by the Selling Stockholders (other than Mortimer B. Fuller, III), such Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

          3. With respect to the Common Stock to be sold by Mortimer B. Fuller, III, (a) if such Common Stock is currently owned by Mr. Fuller, such Common Stock has been duly authorized and is validly issued, fully paid and nonassessable, (b) if such Common Stock is received in connection with the exercise of his options to purchase the Common Stock, such Common Stock will, upon exercise of his options to purchase the Common Stock in accordance with the terms of such options, be duly authorized, validly issued, fully paid and nonassessable or (c) if such Common Stock is received in connection with the conversion of his shares of Class B common stock of the Company, par value $.01 per share (the "Class B Common Stock"), will, upon conversion of the Class B Common Stock for the Common Stock in accordance with the terms of the Company's Restated Certificate of Incorporation, be duly authorized, validly issued, fully paid and nonassessable.

          4. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a Certificate of Designations with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

          5. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of

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Genesee & Wyoming Inc.                                        November 28, 2001

     the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     Our opinion set forth in paragraph 5 above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the law of the State of New York and the Federal law of the United States.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Validity of Our Securities" in the Prospectus included in the Registration Statement.


                                               Very truly yours,


                                               /s/ Simpson Thacher & Bartlett
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                                              SIMPSON THACHER & BARTLETT